Exhibit 99.1
eResearchTechnology Names New Chief Financial Officer
PHILADELPHIA, July 23/PRNewswire-FirstCall/ — eResearchTechnology, Inc. (eRT or the Company), (Nasdaq: ERES - News), a leading provider of centralized ECG and eClinical technology, ePRO and other services to the pharmaceutical, biotechnology, medical device and related industries, announced today the appointment of Mr. Keith D. Schneck as Executive Vice President and Chief Financial Officer effective July 28th, 2008.
Mr. Schneck joins eRT with over 30 years of senior financial experience and executive management expertise in high growth companies and public accounting. He was previously Executive Vice President and Chief Financial Officer of Neoware, Inc., a publicly traded company before its acquisition in September 2007 by Hewlett-Packard, and he consulted in a transitional capacity until December 2007. Prior to Neoware, he served as Chief Financial Officer of T-Networks, a venture capital-funded start-up company that provides components to the telecommunications market. Mr. Schneck also has held positions as President and Chief Financial Officer for AM Communications and as Chief Operating Officer and Chief Financial Officer of Integrated Circuit Systems, also a publicly traded company. Mr. Schneck is a CPA with over 10 years of public accounting experience with KPMG LLP. During his career, Mr. Schneck has been responsible for a variety of financial and general management functions, including investor relations, finance, operations, business development, acquisitions and integration of acquired operations. He holds a BS from West Chester University and attended the Advanced Management Program at the Harvard Business School. In his position as Executive Vice President and Chief Financial Officer, Mr. Schneck will be responsible for financial reporting, corporate finance, investor relations and legal affairs for eRT.
“We are excited to have someone of Keith’s expertise and talent join eRT,” said Dr. Michael McKelvey, President and Chief Executive Officer of eRT. “His previous experience as a public company CFO and a Chief Operating Officer will be important as we continue to grow and implement our future strategy.”
“I believe eRT is well positioned with a strong business model and a highly competent management team in an industry with attractive growth opportunities,” commented Mr. Schneck. “I look forward to working with the team as we define and execute strategies that provide unique value to our customers, shareholders and employees.”
About eResearchTechnology, Inc.
Based in Philadelphia, PA, eResearchTechnology, Inc. (http://www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The Company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The Company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2008 financial guidance, involve a number of risks and uncertainties such as the Company’s ability to obtain new contracts and accurately estimate net revenues due to uncertain regulatory guidance, variability in size, scope and duration of projects, and internal issues at the sponsoring client, integration of acquisitions, competitive factors, technological development, and market demand. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:
Michael McKelvey	Robert East
eResearchTechnology, Inc.	Westwicke Partners, LLC
215-282-5916	410-321-9652